UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Great Road, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The NASDAQ Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

Settlement of Contractual Dispute with Customer

In the ordinary course of its business, Psychemedics Corporation (the “Company”) is involved, from time to time, with assisting its customers in defending against claims by their former employees for allegedly wrongful termination. On September 23, 2021, the Company entered into a settlement agreement to resolve a contract dispute regarding the Company’s alleged contractual obligations to a customer involved in litigation with certain of the customer’s former employees regarding their employment termination (the “Settlement Agreement”). The Company was not a party to any of these wrongful termination claims and the customer was in control of defending each claim. Pursuant to the Settlement Agreement, the Company agreed to pay the customer an aggregate of $1,925,000, in addition to $150,000 that will be paid by the Company’s insurers, in full settlement and release of the dispute. The Company’s payment shall be paid in installments by November 30, 2021. The Settlement Agreement includes other customary terms and includes confidentiality provisions between the parties. Neither party has admitted any liability or fault by entering into the Settlement Agreement. The Company previously declined to continue its contractual relationship with the customer.

The Company anticipates funding its payment obligation under the Settlement Agreement through existing cash on hand.

Raymond C. Kubacki, Chairman, Chief Executive Officer and President of the Company, commented: “We are pleased to amicably resolve this matter with our customer, which stemmed from employee terminations made by the customer over 15 years ago. We took this step solely to avoid the continued costs and management distraction associated with this dispute.”

Corporate Update on Strategic Alternatives Process

As disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 (as filed August 13, 2020), the Company’s Board of Directors authorized the Company to explore shareholder enhancement opportunities, including strategic alternatives, such as the potential sale or merger of the Company, capitalization optimization and dividend strategies. The Company continues to explore such opportunities. There can be no assurances that the shareholder enhancement review process will result in a transaction or other strategic change or outcome. The Company has not set a timetable for the conclusion of its review of strategic alternatives, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law. The Company’s Board of Directors has established a Committee to review shareholder enhancement opportunities. The Company has retained JMP Securities LLC, as its financial advisor, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as its legal counsel, in connection with its exploration of shareholder enhancement opportunities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Dated: September 23, 2021

By: /s/ Andrew Limbek
Andrew Limbek
Vice President, Controller